Exhibit 10.2

THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

$5,000,000.00	Milwaukee, Wisconsin
June 30, 2019

FOR VALUE RECEIVED, FIRST WESTERN FINANCIAL, INC., a Colorado corporation (the “Borrower”), promises to pay to the order of BMO HARRIS BANK N.A., as successor by merger to M&I Marshall & Ilsley Bank (the “Lender”), at the Lender’s address at 770 North Water Street, Milwaukee, Wisconsin 53202, or such other place as the Lender may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million and 00/100 Dollars ($5,000,000.00) (the “Loan Amount”), in such installments and with such interest as is set forth below.  Although this Third Amended and Restated Revolving Credit Note (the “Note”) is stated to be payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding principal balance at the rates and on the dates specified herein, along with such other costs and charges provided for herein.  The Lender will make advances to the Borrower from time to time up to the Loan Amount, as hereinafter provided.  The Borrower may, prior to the Maturity Date or earlier termination as described below, repay and reborrow the Loan Amount from the Lender.  The Borrower further covenants and agrees as follows:

1.         Interest Prior to an Event of Default.  Prior to the Maturity Date (as hereinafter defined), and so long as no Event of Default (as hereinafter defined) has occurred and is continuing, interest shall accrue on the aggregate unpaid principal amount outstanding under this Note at the rate per annum equal to the 30 Day LIBOR Rate (as defined below) plus 3.50%.  The Borrower shall pay all accrued and unpaid interest on the amounts outstanding under this Note as provided in Section 3 below, until all amounts outstanding under this Note have been paid in full.  The interest rate on this Note is subject to change from time to time based on changes in an independent index chosen by the Lender which index currently is the one month ICE Benchmark Administration (ICE) LIBOR (the “Index”) reported on Bloomberg Financial Market's terminal screen entitled "Official ICE LIBOR Fixings” (the “30 Day LIBOR Rate”).  If the 30 Day LIBOR Rate for the one month period is not provided or reported on the first day of a month because, for example, it is a weekend or holiday or for another reason, the 30 Day LIBOR Rate shall be established as of the preceding day on which a 30 Day LIBOR Rate is provided for the one month period on the Index.  The 30 Day LIBOR Rate is not necessarily the lowest rate charged by Lender on its loans.  If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower.  Lender will tell Borrower the current Index rate upon Borrower’s request.  The interest rate change will not occur more often than each first day of each calendar month and will become effective without notice to the Borrower.  Borrower understands that Lender may make loans based on other rates as well.  Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  All interest payable under this Note is computed using this method.  In no event shall the 30 Day LIBOR Rate be less than zero percent (0.00%).

2.         Interest After Default.  Upon the occurrence and during the continuance of an Event of Default, interest shall accrue on the aggregate unpaid principal amount outstanding under this Note at a rate per annum equal to two percent (2.0%) in excess of the rate set forth in Section 1.  In no event shall the interest rate under this Note exceed the highest rate permitted by law.

3.         Payments. Borrower shall pay all accrued but unpaid interest hereunder monthly, beginning on July 31, 2019 and continuing on the last day of each month thereafter.  On June 30, 2020, or earlier as provided in Section 9 hereof (the “Maturity Date”), the Borrower shall pay to the Lender a single and final payment of the balance of all unpaid principal and accrued interest on this Note.  Notwithstanding the foregoing, the Borrower shall maintain a zero dollar balance on the Note for a period of at least thirty consecutive days during any calendar year beginning with the calendar year 2019.

4.         Use of Proceeds; Application of Payments.  All proceeds of this Note shall be used by Borrower for the short-term general business purposes of the Borrower only.  All payments to Lender shall be made in immediately available funds in lawful currency of the United States at Lender’s principal office in Milwaukee, Wisconsin, or at such other place as Lender may from time to time in writing designate.  Each payment received by the Lender shall be applied, first, to the interest then accrued and due on the amount outstanding under this Note, second, at the option of the Lender, to any charges or reimbursements which may be due on account of any of the several agreements contained herein, and, last, to the principal amount outstanding under this Note.

5.         Late Payments.  In the event that any payment is not paid within ten (10) days of the date when the same becomes due and payable hereunder, the Borrower agrees to pay to the Lender a late payment fee equal to five percent (5%) of the payment or payments then due and payable.  The provisions of this Section 5 shall not limit the Lender’s right to compel prompt performance under this Note, to accelerate the amounts payable under this Note pursuant to Section 9, or to exercise any other remedy available under this Note.

6.         Borrowing Procedures; Prepayments.  The Borrower may, at its option and at any time, prepay this Note, in whole or in part, without premium or penalty.   The Borrower may obtain advances hereunder by making an oral or written request therefor to the Lender.  Such request shall specify a business day prior to the Maturity Date on which such advance is to be made (the "Borrowing Date"), shall be received by the Lender by 12:00 Noon (Milwaukee time) on the Borrowing Date, and shall specify the amount of the advance requested.  Each advance shall be in the principal amount of $25,000 or a multiple thereof.  So long as no Event of Default has occurred and is continuing, and so long as the Lender, in its sole and absolute discretion, approves such advance, the Lender shall promptly deposit the amount of such loan in any of the Borrower’s accounts with the Lender (or to the account the Borrower designates in writing).

7.         Security/ Business Loan Agreement.  This Note is secured by any and all security interests, pledges or liens now or hereafter in existence granted to the Lender to secure indebtedness of the Borrower to the Lender, including the Related Documents referred to in the Business Loan Agreement (as hereinafter defined) and each other agreement that how or hereafter secured the debts, liabilities and obligations evidenced by this Note (each and collectively, the “Related Documents”).  This Note is also governed by the terms of that certain Business Loan Agreement dated as of October 31, 2009 between the Lender and the Borrower (as amended, the “Business Loan Agreement”).

8.         Events of Default.  The occurrence of any one or more of the following shall constitute an “Event of Default”:

(a)        the Borrower shall fail to make any payment due under hereunder when and as the same shall become due and payable, whether upon demand, at maturity, by acceleration or otherwise;

(b)        the Borrower or any Banks (as defined in the Business Loan Agreement) shall become insolvent, make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or any trustee for the Borrower or any Banks, or a substantial part of the Borrower’s or any Banks’ assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

(c)        there shall be filed against the Borrower a petition in bankruptcy, a petition for appointment of a custodian, receiver or any trustee for the Borrower or a substantial part of the Borrower’s assets, or there shall commence against the Borrower any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, in which an order for relief is entered or which remains undismissed for a period of 30 days or more; or the Borrower by any act or omission shall indicate the Borrower’s consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of Borrower’s properties, or shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 30 days or more;

(d)        any FDIC, or any other applicable governmental authority, receivership or similar proceeding shall occur with respect to the Borrower or any Banks;

(e)        the Borrower shall fail to perform or observe any agreement, term, provision, condition, or covenant required to be performed or observed hereunder, under the Related Documents, under the Business Loan Agreement, or any other security agreement, promissory note or other agreement with or in favor of the Lender;

(f)        there is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Banks;

(g)        any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Note, the Related Documents or any other document related thereto is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter;

(h)        Lender believes the prospect of payment or performance of this Note is impaired; or

(i)         Lender in good faith declares itself insecure.

9.         Remedies Upon Event of Default.

(a)        Upon the occurrence of an Event of Default specified in clauses (b), (c) or (d) of Section 8 then, without presentment, notice, demand or action of any kind by the Lender, all of which are hereby waived, the entire amount of unpaid principal of and accrued and unpaid interest on this Note shall become automatically accelerated and immediately due and payable.

(b)        Upon the occurrence of an Event of Default specified in Section 8, other than in clauses (b) or (c) of Section 8, the Lender may, without presentment, notice, demand or action of any kind, all of which are hereby waived, declare the entire amount of the unpaid principal of and accrued and unpaid interest on this Note immediately accelerated, due and payable.

(c)        In addition to the foregoing remedies, upon the occurrence of an Event of Default, the Lender shall have all of the rights and remedies provided to the Lender in the Related Documents, the Business Loan Agreement and at law or in equity, including the right of setoff.

(d)        In addition to and not in lieu of any other right or remedy the Lender might have, the Lender at any time and from time to time at its election may (but shall not be required to) do or perform or comply with or cause to be done or performed or complied with anything which the Borrower may be required to do or comply with, and the Borrower shall reimburse the Lender upon demand for any cost or expense which the Lender may incur in such respect, together with interest thereon at the rate set forth in Section 2.

(e)        No failure or delay on the part of the Lender in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right hereunder preclude other or further exercise thereof or the exercise of any other right or remedy.

(f)        No remedy herein conferred upon the Lender is intended to be exclusive of any other remedy; rather, each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

(g)        Upon the occurrence of an Event of Default, the Borrower shall pay all costs and expenses which may be incurred by the Lender with respect thereto, including reasonable attorneys’ fees, and all such sums shall be and become a part of the amount due and payable hereunder, and shall bear interest at the rate set forth in Section 2.

10.       Waivers by the Borrower.  The Borrower hereby waives presentment, notice of dishonor and protest, acceptance by Lender, and demand.  The Borrower hereby agrees that none of those actions shall: (a) affect the obligation of the Borrower to pay the outstanding principal balance of this Note and to observe the covenants of the Borrower contained in this Note; (b) require the giving notice to, or the obtaining the consent from, the Borrower, or the successors or assigns of the Borrower; or (c) result in the incurrence of any liability on the part of the Lender.

11.       Governing Law.  This Note shall be governed by the laws of the State of Wisconsin.

12.       Representations and Warranties.  The Borrower makes the following representations and warranties:  (a) the execution, delivery and performance of this Note and all other documents related thereto (i) are within the Borrower's power and been duly authorized by all necessary corporate action on the part of the Borrower, (ii)  do not require the approval of any governmental agency, and (iii) will not violate any law, agreement or restriction by which the Borrower is bound; (b) this Note, the Related Documents, the Business Loan Agreement and any other documents related thereto are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms; and (c) there are no oral or written statements or agreements which add to, modify or amend in any manner the terms of this Note, the Business Loan Agreement or the Related Documents.  Borrower hereby reaffirms the accuracy of the representations and warranties contained in the Related Documents and in the Business Loan Agreement.  Borrower hereby confirms that there is no default or event of default under the Related Documents or the Business Loan Agreement.

13.       Waiver of Jury Trial.  Borrower (and by its acceptance hereof, the Lender) knowingly, voluntarily and without coercion, waives all rights to a trial by jury of all disputes arising out of or in relation to (a) this Note, the Business Loan Agreement, the Related Documents or other documents related thereto, or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection therewith, (b) any relationship existing in connection with this Note or the other documents related thereto, or (c) any act, conduct or omission in connection with this Note, the Business Loan Agreement, the Related Documents or other documents related thereto, or any relationship created thereby, and agrees that any such action or proceeding shall be tried before a court and not before a jury.

14.       Submission to Jurisdiction.  The Lender may enforce any claim arising out of this Note, the Business Loan Agreement, the Related Documents or any other documents related thereto in any state or federal court having subject matter jurisdiction and located in Milwaukee, Wisconsin.  For the purpose of any action or proceeding instituted with respect to any such claim, the Borrower hereby irrevocably submits to the jurisdiction of such courts.  The Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any court located in Milwaukee, Wisconsin and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

15.       Successor and Assigns.  This Note shall be binding on the successors and assigns of Borrower.  Borrower may not assign Borrower’s obligations and liabilities hereunder without the prior written consent of the Lender.

16.       No Defenses.  Borrower acknowledges it has no defenses, rights of setoff, or rights of recoupment to the enforceability or payment of any of its obligations under this Note, the Business Loan Agreement or the Related Documents.

17.       No Obligation to Extend.  Borrower acknowledges and agrees that the Lender (a) has no duty or obligation of any kind to, and has made no representations of any kind or nature that the Lender will, extend credit or any other kind of financial accommodations to the Borrower after the Maturity Date, or forbear at any time after the Maturity Date from the exercise of any of its rights or remedies under this Note, the Business Loan Agreement or the Related Documents, and applicable law, and (b) may at any time after an Event of Default, in its sole and absolute discretion, exercise whatever rights and remedies the Lender may have under the Note, the Business Loan Agreement or the Related Documents, and applicable law.  The Note shall be due in full on the Maturity Date without further demand.

18.       Fees.  The Borrower will reimburse the Lender for all reasonable attorneys’ fees and all other costs, fees and out-of-pocket disbursements incurred by the Lender in connection with the preparation, negotiation, execution and delivery of this Note, the Business Loan Agreement and the Related Documents.  In addition, the Borrower will reimburse the Lender for all reasonable attorneys’ fees and all other costs, fees and out-of-pocket disbursements incurred by the Lender in connection with the administration, defense and enforcement of this Note, the Business Loan Agreement and the Related Documents, including fees and costs related to any waivers or amendments with respect thereto.  The Borrower will also reimburse the Lender for all costs of collection before and after judgment, and the costs of preservation and/or liquidation of any collateral, including reasonable attorneys’ fees.

19.       Amended and Restated Note.  This Note is an amendment to and restatement of that certain Second Amended and Restated Promissory Note executed by the Borrower in favor of the Lender in the original principal amount of $3,000,000.00 dated September 6, 2017 (the “Prior Note”), and is a continuation of the applicable obligations evidenced thereby.  This Note merely amends and restates the Prior Note, and is not a novation of the Prior Note.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

FIRST WESTERN FINANCIAL, INC.

By:	/s/ Julie Courkamp
Name:	Julie Courkamp
Title:	CFO